1 AMENDED AND RESTATED PLEDGE AGREEMENT AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of December 27, 2018, (this “Agreement”) made by and between HAMILTON RE, LTD., a company organized and existing under the laws of Bermuda whose address of its registered or principal office is at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda (the “Pledgor”), and CITIBANK EUROPE PLC (the “Pledgee”), which amends and restates in its entirety the Pledge Agreement dated December 5, 2018 (the “Original Pledge Agreement”) made by and between the Pledgor, and the Pledgee. PRELIMINARY STATEMENTS. (1) The Pledgor and the Pledgee have entered into one or more Master Agreements (as defined in Exhibit A) pursuant to which the Pledgee may, from time to time, issue, or procure the issuance of, for the account of the Pledgor, letters of credit or similar or equivalent instruments (each a “Credit” and, collectively, the “Credits”). (2) The Pledgor and the Pledgee have entered into (i) that certain Facility Letter for Issuance of Payment Instructions dated December 5, 2018 in respect of a committed facility (as amended, restated or otherwise modified from time to time) (the “Committed Facility Letter”) and (ii) that certain Facility Letter for Issuance of Payment Instructions dated December 27, 2018 in respect of an uncommitted facility (as amended, restated or otherwise modified from time to time) (the “Uncommitted Facility Letter”) (the Commited Facility Letter and the Uncommitted Facility Letter, each, a “Facility Letter”) in connection with the Master Agreements. (3) The Pledgor has agreed to collateralize its obligations to the Pledgee that result from time to time under each Master Agreement and in respect of the Credits issued thereunder, whether now existing or from time to time hereafter incurred or arising, as such obligations are more fully defined in Section 3 of this Agreement as the Secured Obligations. (4) The Pledgor and the Pledgee previously entered into the Original Pledge Agreement in contemplation of the aforementioned purposes and both the Pledgor and Pledgee desire and are willing to amend and restate the Original Pledge Agreement. (5) The Pledgor and the Pledgee desire to execute and deliver this Agreement for the purpose of securing the Secured Obligations and subjecting the property hereinafter described to the Lien of this Agreement as security for the performance of the Secured Obligations. (6) The Pledgor has opened collateral account number 422014 with The Bank of New York Mellon at its office at 240 Greenwich Street, 7 West New York, New York 10286, U.S.A. (together with any successor account opened and maintained for this purpose, the “Pledged Account”) into which the Collateral (as defined below) shall be held or credited. Exhibit 10.19.31

2 NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into transactions with and to provide services to the Pledgor and its subsidiaries pursuant to separate agreements or arrangements between such persons and the Pledgee, the parties hereto hereby agree that on and as of the date of this Agreement the Original Pledge Agreement is hereby amended and restated in its entirety as follows: Section 1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A. Section 2. Grant of Security. Subject to and in accordance with the provisions of this Agreement, as security for the performance of the Secured Obligations (as defined below), the Pledgor hereby assigns, pledges and grants to the Pledgee a first priority security interest in and a Lien on all of the Pledgor’s right, title and interest, whether now owned or hereafter acquired, in all of the following (collectively, the “Collateral”): (a) the Pledged Account; (b) the Securities and all funds, cash, cash equivalents, Instruments and other Financial Assets credited to the Pledged Account as Collateral (the “Pledged Securities”) including, without limitation, any Securities Account and Security Entitlement in respect of the Pledged Account, the Pledged Securities or any of them; (c) all additional Investment Property (including without limitation) Securities, Security Entitlements, Financial Assets, or other property and all funds, cash or cash equivalents (together with any applicable Account or Securities Account) from time to time (i) received, receivable or otherwise distributed in respect of or in exchange or substitution for any other Collateral (all such funds, cash or cash equivalents to be Financial Assets for the purposes of this Agreement) or (ii) otherwise acquired by the Pledgor in any manner and delivered to the Pledgee or under the control of the Pledgee as Collateral; and (d) all proceeds (including, without limitation, cash proceeds) of any or all of the foregoing, including without limitation, proceeds that constitute property of the types described in clauses (a), (b) and (c) above. Section 3. Security of Obligations. This Agreement (and the Collateral pledged hereunder) secures the payment of all obligations of the Pledgor now or hereafter existing under each Master Agreement (including all actual and contingent obligations with respect to Credit(s) issued or procured for issuance by the Pledgee for the Pledgor’s account), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise and the payment of any and all expenses (including reasonable counsel fees and expenses) incurred by the Pledgee in enforcing any rights under this Agreement and the Facility Documents, all such obligations being the “Secured Obligations”). This Agreement, together with the Account Control Agreement, is intended to convey to the Pledgee, and hereby grants to the Pledgee, the right and power to exercise control over the Pledged Accounts, and following an Event of Default, the sole right and power to direct dispositions of all funds, cash and cash equivalents in the Pledged Accounts for the purposes of sections 9-106(c) and 9-104(b) of the NYUCC. Section 4. Delivery of Security Collateral.

3 (a) On or prior to the date hereof, the Pledgor shall transfer or credit, or cause to be transferred or credited, the Collateral to the Pledged Account. Upon the occurrence of and during the continuance of an Event of Default (as defined in the Master Agreement), the Pledgee may deliver a notice of exclusive control to the Securities Intermediary, and, following delivery of such notice, at any time it reasonably determines is necessary or desirable, direct the Securities Intermediary to follow its instructions with respect to the Collateral and the Pledged Account. (b) At any time and upon written consent, the Pledgee may transfer, or require the Pledgor to transfer, at the Pledgee’s sole expense, the Collateral from the Pledged Accounts to an account at Citibank, N.A., London Branch and to execute a replacement deposit agreement (in substantially the customary form used by the Pledgee, a copy of which deposit agreement has been provided to Pledgor) in substitution for this Agreement. Section 5. Use of Proceeds. Proceeds that are received or otherwise distributed in respect of or in exchange or substitution for any Collateral shall be held as cash Collateral as provided in Section 2 of this Agreement and shall be promptly deposited in the Pledged Account. Section 6. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants as follows: (a) The Pledgor is a corporation duly organized and validly existing under the laws of its incorporation and has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals except where such failure would not have a material adverse effect on the Pledgor’s business) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. (b) The execution, delivery and performance by the Pledgor of this Agreement, and the consummation of the transactions contemplated hereby, are within the Pledgor’s corporate powers and have been duly authorized by all necessary corporate action. (c) The Pledgor’s exact legal name, as defined in Section 9-503(a) of the NYUCC, is correctly set forth in Schedule 1 hereto. Such Pledgor has only the trade names listed on Schedule 1 hereto. Such Pledgor is (i) located (within the meaning of Section 9-307 of the NYUCC) and (ii) has its chief executive office in the state or jurisdiction set forth in Schedule 1 hereto. The information set forth in Schedule 1 hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule 1 hereto except as disclosed in Schedule 2 hereto. (d) All Collateral consisting of certificated securities and instruments has been delivered to the Pledgee.

4 (e) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of the Pledgor as debtor with respect to such Collateral has been filed in any recording office, except such as may have been filed in favor of the Pledgee. (f) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Pledgor of the assignment and security interest granted hereby, for the pledge by the Pledgor of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the NYUCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 4 with respect to the Collateral, which actions have been taken and are in full force and effect or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by-laws affecting the offering and sale of securities generally. (g) The execution, delivery and performance by the Pledgor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of law, rule or regulation applicable to the Pledgor, where such breach is or is reasonably likely to have a Material Adverse Effect (as defined in the Master Agreement); (ii) conflict with the charter or by-laws or substantively similar constitutive documents of the Pledgor; or (iii) result in the creation or imposition of a Lien (other than the Lien in favor of the Pledgee created hereby) upon the Collateral. (h) The Pledgor shall cause one or more of the Securities of the type specified in Schedule 3 of the applicable Facility Letter (the “Qualifying Collateral”) to be pledged as Collateral and deposited in or credited to the Pledged Account so that at all times the Collateral Value (as defined in the applicable Facility Letter) of such Securities in the Pledged Account shall equal or exceed an amount equal to the aggregate amount of the Total Outstandings (as defined in the Master Agreement). Final determination as to whether a security shall be treated as Qualifying Collateral for the purposes of this Section 6(h) shall be at the sole discretion of the Pledgee, acting reasonably and always in accordance with the Facility Documents. The Pledgor shall not trade, or cause to be traded, Securities pledged as Collateral and deposited in the Pledged Account unless written consent has been obtained by the Pledgee pursuant to such trade process document agreed between the parties in connection with the Account Control Agreement.

5 (i) The Pledgor is the legal and beneficial owner of the Collateral and the Pledgor has and shall at all times have rights in, and good and marketable title to, the Collateral, free and clear of all Liens and “adverse claims” (as such term is defined in Section 8-102(a)(1) of the NYUCC), save as pledged by the Pledgor to the Pledgee hereunder in writing prior to the date of this Agreement. The Pledgor undertakes, upon becoming aware that it is to be subject to a Change of Control, to promptly inform the Pledgee of such fact and to enter into such additional documentation and to take such reasonable steps in accordance with Section 7, including, but not limited to, the entering into of new Master Agreement and/or Pledge Agreement on substantially the same terms as those existing at such time. (j) Upon execution and delivery of this Agreement, the pledge and assignment of the Collateral pursuant hereto create a valid security interest in the Collateral, securing the payment of the Secured Obligations, (ii) this Agreement and the related Account Control Agreement will constitute a perfected security interest, and (iii) assuming the Pledgee has no notice of any Liens or “adverse claims” (as such terms is defined in Section 8-102(a)(1) of the NYUCC) with respect to the Collateral, the Pledgee will take the Collateral free and clear of any Liens and adverse claims as of the date of this Agreement. Section 7 Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further Instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Pledgee may reasonably request in order to continue, perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other Instruments or notices, as may be necessary or reasonably desirable, or as the Pledgee may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby. (b) The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the NYUCC or the granting clause of this Agreement, provided that prior to an Event of Default, the Pledgor shall be afforded a reasonable opportunity to review and comment on such filings in advance. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Pledgee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof. (c) The Pledgor shall use commercially reasonable efforts to furnish to the Pledgee from time to time statements and schedules further identifying and describing the Collateral of the Pledgor and such other reports in connection with such Collateral as the Pledgee may reasonably request, all in reasonable detail.

6 (d) The Pledgor will furnish to the Pledgee, upon the execution of this Agreement and upon the request of the Pledgee following a Structural Change, an opinion from outside counsel reasonably satisfactory to the Pledgee, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to give the Pledgee control over the Collateral as provided in Section 9- 106 of the UCC) to perfect continuously from the date hereof the security interest granted hereunder. Section 8. Post-Closing Changes. The Pledgor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Schedule 1 without first giving at least 30 days’ prior written notice to the Pledgee and having taken all action reasonably required by the Pledgee for the purpose of perfecting or protecting the security interest in the Collateral granted by this Agreement. The Pledgor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the NYUCC) without giving the Pledgee 30 days’ prior written notice thereof and taking all action required by the Pledgee to ensure that the perfection and first priority nature of the Pledgee’s security interest in the Collateral will be maintained. The Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Pledgee at any time during normal business hours upon reasonable advance notice to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Pledgee of such organizational identification number. Section 9. Distributions. (a) Other than upon and during the continuance of an Event of Default, (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose; provided however that the Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof. (ii) to the extent consistent with Section 6(h), the Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Pledged Securities; provided, however, that any and all • (A) distributions paid or payable other than in cash in respect of, and Instruments, Financial Assets and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral; and • (B) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall, solely to the extent (as determined by the Pledgee) the value of the Collateral in the Pledged Account is less than the Total Outstandings, be forthwith delivered to the Pledgee to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith pledged to the Pledgee and deposited in the Pledged Account or delivered to the Pledgee to hold as Collateral in the same form as so received (with any necessary endorsement), solely for the purposes of satisfying the Secured Obligations.

7 (b) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (a)(i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (a)(ii) above. Section 10. Transfer and Other Liens. The Pledgor shall not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral (x) to the extent (as determined by the Pledgee) the value of the Collateral in the Pledged Account shall (after giving effect to such sale, assignment or other disposal) be less than or equal to the Total Outstandings or (y) upon the occurrence and during the continuance of an Event of Default, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the pledge, assignment and security interest created by this Agreement. Section 11. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority upon the occurrence and during the continuance of an Event of Default in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and (c) to file any claims or take any action or institute any proceedings that the Pledgee may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral. Section 12. Pledgee May Perform. Upon the occurrence and during the continuance of an Event of Default, the Pledgee may, but without any obligation to do so and without notice, itself perform, or cause performance of, any obligation of Pledgor contained herein that Pledgor fails to perform, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 16(b) hereof.

8 Section 13. The Pledgee’s Duties. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property. Section 14. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations and any agreement with respect to the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor under the Master Agreements or whether the Pledgor is joined in any such action or actions. All rights of the Pledgee and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional, irrespective of, and the Pledgor irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire (other than the payment and performance in full of the Secured Obligations) in any way relating to, any or all of the following: (a) any lack of validity or enforceability of this Agreement, each Master Agreement or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from this Agreement or each Master Agreement, including, without limitation, any increase in the Secured Obligations; (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; (d) any manner of application of the Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Pledgor or any of its subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor or any of its subsidiaries; or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party grantor of a security interest. Section 15. Remedies. If an Event of Default shall have occurred and be continuing:

9 (a) The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NYUCC and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of any intended disposition of the Collateral, such period of notice to constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of a notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned, so long as as the date of such adjournment takes place following the occurrence of an Event of Default and while it is continuing. (b) Any cash held by or on behalf of the Pledgee and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 16) in whole or in part by the Pledgee against all or any part of the Secured Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus promptly upon the satisfaction of the Pledgor’s Secured Obligations. (c) The Pledgee may, without notice to the Pledgor, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral or any part thereof. (d) All proceeds of Collateral received by the Pledgor directly and not sent to the Pledged Account in respect of the Collateral shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor that do not constitute Collateral and shall be forthwith paid over to the Pledgee or credited to the Pledged Account in the same form as so received (with any necessary endorsement). Section 16. Indemnity and Expenses. (a) The provisions of sections 3.7 (Indemnity), 5.1 (Transaction expenses), 5.3 (Enforcement and preservation costs), 5.4 (Currency indemnity) and 6.2 (Tax indemnity) of the Master Agreement shall apply to this Agreement. Section 17. Currency (a) For the purpose of or pending the discharge of any of the Secured Obligations, the Pledgee may convert any monies received, recovered or realized or subject to application by the Pledgee under this Agreement (including the proceeds of any previous conversion under this Section) from their existing currency of denomination into such other currency of denomination as the Pledgee may reasonably determine, and any such conversion shall be effected at the Pledgee’s then prevailing spot rate of exchange for obtaining such other currency with the existing currency in good faith and a commercially reasonable manner.

10 (b) References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency. Section 18. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by either Party herefore, shall in any event be effective unless the same shall be in writing and signed by both Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Section 19. Addresses for Notices. Except as otherwise specifically provided herein, all notices and communications provided under this Agreement shall be in writing or confirmed in writing (including telegraphic, telecopier, email and telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered to the party entitled to receive such notices at the physical address, facsimile number or e-mail address of the intended recipient set forth below, or to such other address as either party may provide. Any such notice or communication shall be deemed to be received (i) if sent by facsimile or email, on the day it was sent, (ii) if delivered by hand to a physical address, on the day it was so delivered, (iii) if sent by U.S. mail to an address within the U.S., on the earlier of the date of delivery or the second Business Day after the time of placing in the mail and in proving delivery , it shall be sufficient to prove that the notice was properly addressed, stamped and posted, or (iv) if delivered by some other means, on the day of delivery, except that notices and other communications to the Pledgee shall not be effective until received by the Pledgee. For notices and communications to Pledgor, to Pledgor at: Hamilton Re, Ltd. Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke HM08 Bermuda Attn: Legal Counsel Email: legalnotices@hamiltongroup.com For notices and communications to Pledgee, to Pledgee at: Citibank Europe plc ILOC Department 1 North Wall Quay 2nd Floor Block B Dublin 1

11 Section 20. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon the Pledgor and the Pledgee and their respective successors and permitted assigns and (c) inure, together with the rights and remedies of the Pledgee and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any assignment contemplated hereunder shall be in accordance with the Master Agreement. The Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Pledgee such confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps related to the Collateral and other property or rights covered by the security interest hereby granted, which the Pledgee deems reasonably advisable to perfect, preserve or protect its security interest in the Collateral, including any actions which may be required or advisable as a result of any amendment or supplement to applicable laws, including the NYUCC. Section 21. Release and Termination. Upon the later of (i) the payment in full in cash of the Secured Obligations or (ii) any termination as provided in the Master Agreements, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.Upon any such termination, the Pledgee will, at the Pledgor’s expense execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Section 22. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder in respect of any particular collateral is mandatorily governed by the laws of a jurisdiction other than the State of New York, in which case the laws of such other jurisdiction shall govern such matters. Section 23. Jurisdiction, Venue. (a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State or Federal court (to the extent such court has subject matter jurisdiction) sitting in New York City and any appellate court from any such court in any action or proceeding arising out of or relating to this Agreement or for the recognition and enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each Party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Party at its address specified in Section 19. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

12 (b) Nothing in this Section 23 shall affect the right of a Party to serve legal process in any other manner permitted by applicable law or affect any right which such Party would otherwise have to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction. (c) To the extent that a Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Pledgor, to the extent permitted by law, hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable for purposes of such Act. SECTION 24. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PLEDGEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission (i.e. “PDF” or “TIFF” files) shall be effective as delivery of a manually executed counterpart of this Agreement. Section 26. Severability. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction. Section 27. Bail-in provisions. The Pledgor acknowledges and accepts that, notwithstanding any other provision of the Agreement or any other agreement, arrangement or understanding between the parties: (a) any Liability may be subject to the exercise of Write-down and Conversion Powers by a Resolution Authority; (b) The Pledgor will be bound by the effect of any application of any Write-down and Conversion Powers and in particular (but without limitation) by: (i) any reduction in the principal amount, in full or in part, or outstanding amount due (including any accrued but unpaid interest) due in respect of any Liability; and (ii) any conversion of all or part of any Liability into ordinary shares or other instruments of ownership of the Pledgee or any other person;

13 that may result from any exercise of any Write-down and Conversion Powers in relation to any Liability; (c) the terms of the Agreement and the rights of the Pledgor hereunder may be varied, to the extent necessary, to give effect to any exercise of any Write-down and Conversion Powers and the Pledgor will be bound by any such variation; (d) ordinary shares or other instruments of ownership of the Pledgee or any other person may be issued to or conferred on the Pledgor as a result of the exercise of any Write-down and Conversion Powers; (e) this clause is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between the Pledgee and the Pledgor relating to the Agreement. Section 28. Data protection. (a) Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Agreement. Without limiting the foregoing, the Pledgor warrants that: (i) any personal data that it provides to the Pledgee has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Pledgee; (ii) it shall provide notice to, and shall seek consent from (and promptly upon the Pledgee’s request shall provide evidence to the Pledgee of having provided such notices and/or obtained such consents), data subjects regarding the Pledgee’s processing of their personal data in accordance with any instructions of the Pledgee from time to time; and (iii) pursuant to clause (ii) it will provide data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Pledgee may notify to the Pledgor from time to time). (b) Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Agreement, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities. (c) Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time.” [Signature Page Follows]

Pledge Agreement] SCHEDULE 1 LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER Pledgor Location (Jurisdiction of Organization) Chief Executive Office Hamilton Re, Ltd. Bermuda Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda

SCHEDULE 2 CHANGES IN NAME, LOCATION 1. Changes in the Pledgor’s Name (including new Pledgor with a new name and names associated with all predecessors in interest of the Pledgor): Pledgor Changes Hamilton Re, Ltd. Formerly named SAC Re, Ltd. 2. Changes in the Pledgor’s Location: Pledgor Changes Hamilton Re, Ltd. N/A 3. Changes in the Pledgor’s Chief Executive Office: Pledgor Changes Hamilton Re, Ltd. Formerly located at 19 Par-la-Ville Road, 4th Floor, Hamilton HM11, Bermuda SAC Re, Ltd.’s registered office was formerly located at Victoria Hall, 11 Victoria Street, Hamilton, Bermuda 4. Changes in Type of Organization: Pledgor Changes Hamilton Re, Ltd. N/A 5. Changes in the Jurisdiction of Organization: Pledgor Changes Hamilton Re, Ltd. N/A 6. Changes in the Organizational Identification Number: Pledgor Changes Hamilton Re, Ltd. N/A

17 EXHIBIT A CERTAIN DEFINED TERMS (a) Capitalized terms used herein shall have the respective meanings ascribed to them below: “Account Control Agreement” means the Collateral Account Control Agreement dated , 2018 among the Pledgor, the Pledgee and The Bank of New York Mellon (as Securities Intermediary). "Bank Resolution and Recovery Directive" or "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time. “Business Day” means a day (other than a Saturday or Sunday) on which the banks are generally open for business in London or Bermuda. “Change of Control” has the meaning assigned to it in the Master Agreement. “Collateral” has the meaning specified therefor in Section 2 hereof. “Entitlement Holder” means a Person that (a) is an “entitlement holder” as defined in Section 8-102(a)(7) of the NYUCC (except in respect of a Book-entry Security); and (b) in respect of any book-entry Security, is an “entitlement holder” as defined in 31 C.F.R. 357.2 (or, as applicable to such book-entry Security, the corresponding Federal Book-Entry Regulations governing such book-entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an “entitlement holder” as defined in Section 8-102(a)(7) of the NYUCC. “Entitlement Order” has the meaning set forth in Section 8-102(a)(8) of the NYUCC and shall include, without limitation, any notice or related instructions from the Pledgee directing the transfer or redemption of the Collateral or any part thereof. “Event of Default” has the meaning assigned to it in the Master Agreement. “Facility Documents” has the meaning assigned to it in the Master Agreement. “Federal Book-Entry Regulations” means the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)” governing book-entry securities consisting of United States Treasury securities, U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2), as amended by regulations published at 61 Fed. Reg. 43626 (August 23, 1996) and as amended by an subsequent regulations. "Irish BRRD Regulations" means the European Union (Bank Recovery and Resolution) Regulations 2015 of Ireland, as amended from time to time. "Liability" means any liability of the Pledgee to the Pledgor arising under or in connection with the Agreement;

18 “Lien” means any mortgage, pledge, attachment, lien, charge, claim, encumbrance, lease or security interest, easement, right of first or last refusal, right of first offer or other option or contingent purchase right. “Master Agreement” means each agreement (as from time to time amended, varied supplemented, novated or assigned) between the Pledgor (or by any person for or on behalf of the Pledgor) and the Pledgee, pursuant to which the Pledgee has established, maintained, amended, renewed or substituted or arranged for the establishment, maintenance, amendment, renewal or substitution of a Credit. “NYUCC” means the Uniform Commercial Code from time to time in effect in the State of New York. “Person” means any individual, corporation, partnership, joint venture, foundation, association, joint- stock company, trust, unincorporated organization, government or any political subdivision thereof or any agency or instrumentality of any thereof. "Resolution Authority" means the Central Bank of Ireland, the Single Resolution Board or any other body which has authority to exercise any Write-down and Conversion Powers. “Securities Intermediary” means a Person that (a) is a “securities intermediary” as defined in Section 8- 102(a)(14) of the NYUCC and (b) in respect of any U.S. Government Obligations, is also a “securities intermediary” as defined in 31 C.F.R. 357.2. “Secured Obligations” has the meaning specified therefor in Section 3 hereof. “Security Control” means “control” as defined in Section 9-115(1)(e) of the NYUCC. “Security Entitlement” means (a) security entitlement” as defined in Section 8-102(a)(17) of the NYUCC (except in respect of a U.S. Government Obligation); and (b) in respect of any U.S. Government Obligation, a “security entitlement” as defined in 31 C.F.R. 357.2 which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a “security entitlement” as defined in Section 8-102(a)(17) of the NYUCC. “Securities Intermediary” has the meaning assigned to it in the Account Control Agreement. "Single Resolution Board" means the body established pursuant to Article 42 of the SRM Regulation. "SRM Regulation" means Regulation (EU) No 806/2014 of the European Parliament and of the Council of 15 July 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms. “STRIPS” has the meaning thereof set forth in Section 357.2 of the Federal Book-Entry Regulations. “Structural Change” means any (i) change of jurisdiction or corporate structure of Pledgor or (ii) the addition of any new Pledgor. “Total Outstandings” has the meaning assigned to it in the Master Agreement. “U.S. Government Obligations” means all of the United States Treasury securities (including STRIPS) maintained in the commercial book-entry system entitled Treasury/Reserve Automated Debt Entry System (“TRADES”) pursuant to the Federal Book-Entry Regulations or pursuant to a successor system.

19 “Voting Interests” of any Person means shares of capital stock issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person or otherwise in accordance with the by-laws of such Person, even if the right so to vote has been suspended by the happening of such a contingency. "Write-down and Conversion Powers" means any write-down, conversion, transfer, reduction or cancellation power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in Ireland, relating to the Bank Resolution and Recovery Directive, including but not limited to the Irish BRRD Regulations and the SRM Regulation, and the instruments, rules and standards created thereunder, pursuant to which, among other things, (i) capital instruments of the Pledgee (or affiliate of such entity) can be written down or converted into shares or other instruments of ownership; (ii) the principal amount of, or outstanding amount due in respect of, capital instruments and/or other liabilities of the Pledgee (or affiliate of such entity) can be reduced, including to zero; (iii) capital instruments and/or other liabilities of the Pledgee (or affiliate of such entity) can be converted into ordinary shares or other instruments of ownership of a parent institution of the Pledgee (or affiliate of such entity) or of an institution to which assets rights or liabilities of the Pledgee (or other affiliate of such entity) are transferred; (iv) debt instruments issued by the Pledgee (or affiliate of such entity) may be cancelled; (v) the nominal amount of shares or other instruments of ownership of the Pledgee (or affiliate of such entity) can be reduced, including to zero, or cancelled; (vi) a requirement may be imposed on the Pledgee (or a parent institution or affiliate of such entity) to issue new shares, or other instruments of ownership, or other capital instruments, including preference shares or contingent convertible instruments. (b) NYUCC Terms. Terms defined or referenced in the NYUCC and not otherwise defined or referenced herein are used herein as therein defined or referenced. In particular, the following terms are used herein as defined or referenced in the respective NYUCC sections indicated below: “Account”: Section 9-106; “Entitlement Order”: Section 8-102(a)(8); “Financial Asset”: Section 8-102(a)(9); “Instrument”: Section 9-105(I)(i); “Investment Property”: Section 9-115(1)(f); “Person”: Section 1-201(30); “Securities Account”: Section 8- 501(a); “Security”: Section 8-102(a)(15).